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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement No. 333-94153 on Form S-8 pertaining to the 1998 Stock Option Plan of Fog Cutter Capital Group Inc. (the "Company"), of our report dated February 13, 2004 with respect to the consolidated financial statements of the Company for the year ended December 31, 2003 included in the Company's 2003 Annual Report on Form 10-K/A.

ERNST & YOUNG LLP

Los Angeles, California
June 28, 2004

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm